                                                                  EXHIBIT (q)(1)

                                POWER OF ATTORNEY

                                  March 1, 2002

We, the undersigned Directors/Trustees and officers of Aetna Balanced VP, Inc., Aetna Generation Portfolios, Inc., Aetna Series Fund, Inc., Aetna Variable Portfolios, Inc., Maryland corporations, and Aetna GET Fund, Aetna Income Shares, Aetna Variable Encore Fund and Aetna Variable Fund, Massachusetts business trusts, hereby severally constitute and appoint James M. Hennessy, Michael J. Roland and Kimberly A. Anderson, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, as the case may be, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission under the Securities Act of 1933 and under the Investment Company Act of 1940:


                                                 REGISTRATION STATEMENTS FILED UNDER THE:
                                         --------------------------------------------------------
                                         SECURITIES ACT OF 1933    INVESTMENT COMPANY ACT OF 1940
                                         ----------------------    ------------------------------
Aetna Balanced VP, Inc.                         33-27247                      811-5773
Aetna Generation Portfolios, Inc.               33-88334                      811-8934
Aetna Series Fund, Inc.                         33-41694                      811-6352
Aetna Variable Portfolios, Inc.                333-05173                      811-7651
Aetna GET Fund                                  33-12723                      811-5062
Aetna Income Shares                              2-47232                      811-2361
Aetna Variable Encore Fund                       2-53038                      811-2565
Aetna Variable Fund                              2-51739                      811-2514

hereby ratifying and confirming on the date first written above, our signatures as they may be signed by our said attorney to any and all amendments to such Registration Statements.




/s/ Albert E. DePrince, Jr.                        /s/ Sidney Koch
-----------------------------------------          --------------------------------------------
Albert E. DePrince, Jr., Director/Trustee          Sidney Koch, Director/Trustee


/s/ Maria T. Fighetti                              /s/ Corine T. Norgaard
-----------------------------------------          --------------------------------------------
Maria T. Fighetti, Director/Trustee                Corine T. Norgaard, Director/Trustee


/s/ J. Scott Fox                                   /s/ Richard G. Scheide
-----------------------------------------          --------------------------------------------
J. Scott Fox,                                      Richard G. Scheide, Director/Trustee
President and Director/Trustee
(Principal Executive Officer)


/s/ David J. Grove                                 /s/ John G. Turner
-----------------------------------------          --------------------------------------------
David L. Grove, Director/Trustee                   John G. Turner, Director/Trustee



/s/ James M. Hennessey                             /s/ Michael J. Roland
-----------------------------------------          --------------------------------------------
James M. Hennessy                                  Michael J. Roland
President, Chief Executive Officer and             Senior Vice President and
Chief Operating Officer                            Principal Financial Officer